SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ] Soliciting Material Pursuant to Section 240.14a-12

           Collins Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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COLLINS INDUSTRIES, INC.

15 Compound Drive

Hutchinson, Kansas 67502-4349

(316) 663-5551

www.collinsind.com

January 15, 2002

 Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Collins Industries, Inc. which will be held at 10:00 a.m., local time, on Friday, February 22, 2002, at Intrust Bank, 105 North Main, 3rd Floor Executive Dining Room, Wichita, Kansas.

We plan to review the status and future opportunities for the Company and the industries we serve. The principal business matters to be considered at the meeting will be the election of two directors and the ratification of auditors for the fiscal year ending October 31, 2002.

Attached you also will find the Notice of the Annual Meeting of Stockholders and your proxy for the meeting. It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to complete and sign the enclosed proxy and return it to us in the envelope provided as soon as possible so that your shares may be voted in accordance with your wishes. Your prompt response will save the Company the cost of further solicitation of unreturned proxies.

We look forward to seeing you on February 22.

Sincerely yours,

/s/ Don L. Collins
Don L. Collins
Chairman of the Board

COLLINS INDUSTRIES, INC.

15 Compound Drive

Hutchinson, Kansas 67502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 22, 2002

NOTICE IS HEREBY GIVEN THAT the annual meeting of Stockholders (the "Annual Meeting") of Collins Industries, Inc., a Missouri corporation (the "Company"), will be held at 10:00 a.m., local time, on Friday, February 22, 2002 at Intrust Bank, 105 North Main Street, 3rd Floor Executive Dining Room, Wichita, Kansas, , for the purpose of considering and voting upon the following matters:

1.	The election of two directors to serve their respective terms and until their successors shall be elected and shall qualify;

2.	Ratification of the appointment of Arthur Andersen LLP, as independent public accountants for the Company for the fiscal year ending October 31, 2002; and

3.	The transaction of such other business as may properly come before the meeting and any adjournments thereof.

All of the above matters are more fully described in the accompanying Proxy Statement, into which this notice is incorporated by reference.

The Board of Directors has fixed the close of business on December 31, 2001, as the date of record for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting.

IN ORDER THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY OR PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. A RETURN-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE, IS ENCLOSED. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING, BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

By order of the Board of Directors

Dated: January 15, 2002
/s/ Larry W. Sayre
Larry W. Sayre
Secretary

COLLINS INDUSTRIES, INC.

15 Compound Drive

Hutchinson, Kansas 67502

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on February 22, 2002

GENERAL INFORMATION

INTRODUCTION. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Collins Industries, Inc. ("the Company") of proxies for use at the annual meeting of Stockholders to be held at 10:00 a.m., local time, on Friday, February 22, 2002 at Intrust Bank, 105 North Main, 3rd Floor Executive Dining Room, Wichita, Kansas 67201 and any adjournment thereof (the "Annual Meeting"), and, together with the enclosed Form of Proxy and Annual Report to Stockholders for the fiscal year ended October 31, 2001 (the "Annual Report"), is being mailed to the Stockholders on or about January 15, 2002. The address of the principal executive offices of the Company is 15 Compound Drive, Hutchinson, Kansas 67502. Except for items specifically incorporated by reference herein, the Annual Report does not form any part of this Proxy Statement.

REVOCABILITY OF PROXIES. Each proxy that is properly executed and returned in time for use at the Annual Meeting will be voted at the Annual Meeting, and any adjournments thereof, in accordance with the choices specified. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the voting by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

COST OF SOLICITATION. The entire cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail. Additional solicitation may be made by officers and employees of the Company by means of a follow-up letter, personal interview, telephone or telegram. Such persons will receive no additional compensation for such services. Proxy cards and materials also will be distributed to beneficial owners through brokers, custodians, nominees and similar parties, and the Company intends to reimburse such parties for reasonable expenses incurred by them in connection with such distribution.

QUORUM AND VOTING. The authorized capital stock of the Company consists of 17,000,000 shares of Common Stock, $.10 par value per share (the "Common Stock") and 3,000,000 shares of Capital Stock, other than Common Stock, $ .10 par value per share (the "Capital Stock"). As of the close of business on December 31, 2001 (the "Record Date"), there were 7,013,794 shares of Common Stock outstanding and no shares of Capital Stock outstanding. All of the issued and outstanding shares of Common Stock of record as of the Record Date are entitled to vote at the Annual Meeting.

Only stockholders of record of the 7,013,794 shares of Common Stock, outstanding as of the Record Date, will be entitled to vote. Each share of Common Stock is entitled to one vote on all matters, except in the election of directors where the stockholders have cumulative voting rights as described under "Election of Directors." The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are tabulated as if no votes were cast for the matters indicated.

MATTERS TO BE ACTED UPON AT THE MEETING

As indicated in the Notice of Annual Meeting of Stockholders, at the Annual Meeting, two directors will be elected, and the Stockholders will be asked to ratify the appointment of auditors for the fiscal year ending October 31, 2002.

Proposal 1:

ELECTION OF DIRECTORS

The Board of Directors is presently comprised of five (5) directors serving staggered three-year terms.

Each Stockholder has cumulative voting rights in electing directors, which means the number of shares owned may be multiplied by the number of directors to be elected and the cumulative total voted for one (1) candidate or otherwise distributed among any number of candidates. Cumulative voting rights may be exercised in the same manner as other voting rights; that is, by proxy or in person. The two (2) candidates receiving the highest number of votes shall be elected. The two (2) persons named in the enclosed proxy, or their substitutes, will vote signed and returned proxies for the nominees listed below and, unless otherwise indicated on the proxy, cumulative votes will be divided equally between the nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named below. Each of the nominees has been designated as such by the Board of Directors for the terms specified by their names, and has agreed to serve if elected. Each of the nominees is currently serving as a director, and information about each nominee is set forth under "Management."

The Board of Directors has no reason to believe that either nominee will become unavailable for election. However, if for any reason, the nominee is not available for election, another person or persons may be nominated by the Board of Directors and voted for in the discretion of the persons named in the enclosed proxy. Vacancies on the Board of Directors occurring after the election will be filled by Board appointment to serve until the next election of such position by the Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE

FOLLOWING NOMINEES

Donald L. Collins	3-year term
Donald S. Peters	3-year term

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 31, 2001, with respect to (i) each person who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. Each person listed below exercises sole voting power and sole investment power unless otherwise indicated by footnote. As of December 31, 2001, there were 7,013,794 shares of Common Stock of the Company issued and outstanding.

Name and Address	Shares Beneficially Owned	Percentage Owned

Venture Securities Corporation	792,409(1)	11.29%
516 North Bethlehem Pike
Spring House, PA 19477

Collins Industries Tax Deferred	616,242(2)	8.78%
Savings Plan and Trust c/o InTrust Bank, Trustee P.O. Box 8338 Prairie Village, KS 66208

Don L. Collins	1,283,271(3)	17.77%
157 East New England Avenue, Suite 364 Winter Park, FL 32789

Donald Lynn Collins	704,597(4)	9.66%
15 Compound Drive Hutchinson, KS 67502

Arch G. Gothard, III	169,625(5)	2.40%
15 Compound Drive Hutchinson, KS 67502

Don S. Peters	143,400(6)	2.01%
15 Compound Drive Hutchinson, KS 67502

William R. Patterson	34,000(7)	*
15 Compound Drive Hutchinson, KS 67502

Terry L. Clark	132,800(8)	1.87%
15 Compound Drive Hutchinson, KS 67502

Larry W. Sayre	105,000(9)	1.49%
15 Compound Drive Hutchinson, KS 67502

Kent E. Tyler	60,000(10)	*
15 Compound Drive Hutchinson, KS 67502

All executive officers and	2,733,865(11)	34.63%
directors as a group (10 persons)

_________________

* Less than 1%.

(1)

Pursuant to Schedule 13G filed with the Securities and Exchange Commission on September 30, 2001, Venture Securities Corporation, ("Venture") is a registered investment advisor and furnishes investment advice to approximately 1,200 clients and certain of those clients hold Collins Industries common stock. In its role as investment advisor and investment manager, Venture possesses both voting and investment power over certain securities owned by their clients. All securities reported herein are owned by Venture or its clients and Venture is deemed to have beneficial ownership of 792,409 shares of the Company's common stock as of December 31, 2001. However, no one client nor Venture itself, holds more than 5% of the stock of Collins Industries in their account. Of the 792,409 shares as to which Venture is deemed to have beneficial ownership, Venture is deemed to have (i) sole voting power with respect to 322,675 shares (ii) shared voting power with respect to 0 shares (iii) sole dispositive power with respect to 792,409 shares and (iv) shared dispositive power with respect to 0 shares.

(2)	As of December 31, 2001, based on information received from the trustee of the Plan.

(3)

Does not include 7,559 shares owned by Sharon Collins, the wife of Mr. Collins, as to which Mr. Collins disclaims beneficial ownership. Includes (i) 205,800 shares deemed beneficially owned pursuant to options exercisable within 60 days and (ii) 64,922 shares owned by Collins Capital Corporation, of which Mr. Collins is an officer, for which Mr. Collins shares voting and investment power.

(4)	Includes (i) 282,600 shares deemed beneficially owned pursuant to options exercisable within 60 days and (ii) 64,922 shares owned by Collins Capital Corporation, of which Mr. Collins

(5)	Includes 45,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Mr. Gothard has shared investment power with respect to 19,650 shares.

(6)	Includes 129,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Mr. Peters has shared investment power with respect to 108,850 shares.

(7)	Includes 10,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(8)	Includes 80,800 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(9)	Includes 55,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(10)	Includes 30,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(11)	Includes 880,800 shares deemed beneficially owned pursuant to options exercisable within 60 days.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information with respect to the directors and executive officers of the Company.

Name	Age	Position Within The Company

Don L. Collins (1)	70	Chairman, Director

Donald Lynn Collins (3)	49	President, Chief Executive Officer, Director

Don S. Peters (1)	72	Director

Arch G. Gothard, III (2)	56	Director

William R. Patterson (3)	60	Director

Terry L. Clark	50	Executive Vice-President Operations

Larry W. Sayre	53	Vice-President Finance and Chief Financial Officer and Secretary

Rodney T. Nash	56	Vice-President Engineering

Jack W. Cowden	54	Vice-President Human Resources

Kent E. Tyler	35	Vice-President Marketing

(1) Term as director expires in 2002.

(2) Term as director expires in 2003.

(3) Term as director expires in 2004.

Don L. Collins, founder of the Company, has served as Chairman of the Board since its inception in 1971 and served as Chief Executive Officer until 1998. He is Chairman of the Board's Executive Committee.

Donald Lynn Collins joined the Company in 1980 after being associated with Arthur Andersen LLP, an international accounting firm. Mr. Collins has served as Chief Executive Officer of the Company since 1998, as President since 1990 and as a director since 1983. He served as the Chief Operating Officer from 1988 until 1998. He is a member of the Board's Policy Committee, Executive Committee and Compensation Committee. He is the son of Don L. Collins.

Don S. Peters, a director of the Company since 1983, founded and was chairman of Peters, Gamm, West and Vincent, Inc. an investment advisory firm in Wichita, Kansas, from 1983 to December 1991. He has been a financial consultant with Central Plains Advisors, Inc. since December 1991. He is a member of the Board's Audit Committee and Chairman of the Finance Committee.

  Arch G. Gothard, III, a director of the Company since 1987, has been president of First Kansas Group, an investment firm in Junction City, Kansas, since January 1988. He was chief financial officer, treasurer and director of Communications Services, Inc. from 1985 to 1989. He is a member of the Board's Executive, Finance and Nominating Committees and is Chairman of the Board's Audit and Compensation Committees. Mr. Gothard also serves as a director of Kenco Plastics, Colorado Power Sports and Pay Phone Concepts.

William R. Patterson became a director in 1998. Since August, 1998 he has been a principal at Stonecreek Management, LLC. From October 1996 to August 1998, he was Executive Vice President of Premium Standard Farms, Inc., where he served as a consultant and as acting Chief Financial Officer from January 1996 to October 1996. From September 1976 through December 1995 he was a partner in Arthur Andersen LLP. Mr. Patterson is a member of the Audit, Finance, Nominating and Compensation Committees and is Chairman of the Policy Committee. Mr. Patterson also serves as a director of American Italian Pasta Company and Paul Mueller Company.

Terry L. Clark joined the Company in July 1993 as President of Mobile-Tech Corporation and was promoted to Vice-President Operations of the Company in July, 1994 and to Executive Vice-President Operations of the Company in November 1996. Mr. Clark was President of Quest Communications, Inc. from February 1990 to March 1992 and was Chief Financial Officer and Chief Operating Officer of Ascom Autelca, Inc. from November 1988 to February 1990, two companies serving the telecommunications industry.

Larry W. Sayre joined the Company in August 1993 as Vice-President Finance and Chief Financial Officer. He has served as Treasurer of the Company since 1995 and as Secretary since 2001. Mr. Sayre is a certified public accountant and previously served in the national accounting firms of KPMG and Grant Thornton. He was also Vice President of Finance and Chief Financial Officer of a manufacturer of telecommunications equipment and a manufacturer of plastic containers.

Rodney T. Nash joined the Company in 1979 as Engineering Manager and was named Vice-President Engineering of the Company in November 1986. Prior to joining the Company, he held engineering positions with Hesston Corporation and Butler Manufacturing.

Jack W. Cowden joined the Company in 1989 and was named Vice-President, Human Resources in February 1990. Mr. Cowden has over 20 years Human Resources experience. Prior to joining the Company, he was director of employee relations with a division of Emerson Electric and Cessna Aircraft, respectively.

Kent E. Tyler joined the Company in December 1997 as Vice-President Marketing. Prior to joining the Company, he was Vice-President of Ackerman McQueen, a full-service national marketing and advertising agency.

All executive officers serve at the discretion of the Board of Directors.

Section 16(a) - Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors of the Company, and persons who beneficially own more than ten percent (10%) of the Common Stock (collectively referred to herein as "Reporting Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission"). Reporting Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year, the Company believes that all of these forms required to be filed by Reporting Persons were timely filed pursuant to Section 16(a) of the Exchange Act.

COMMITTEES OF THE BOARD

The Board of Directors has established standing Audit, Compensation and Nominating Committees. The principal responsibilities of each such committee are described below. The members of each such committee are identified in the director biographies set forth under "Management."

The Audit Committee consists of three non-employee directors, each of which is "independent", as defined by the rules of the National Association of Securities Dealers. The Audit Committee met twice during Fiscal 2001. Each year it recommends the appointment of a firm of independent public accountants to examine the accounting records of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of both audit-related and non-audit-related services rendered or to be rendered to the Company and its subsidiaries by the independent public accountants. The Audit Committee meets with representatives of the Company's independent public accountants and reviews with them audit scope, procedures and results, including any recommendations. It also meets with the Company's chief financial officer to review reports on the functioning of financial controls.

The Compensation Committee, consisting of two non-employee directors and one employee director, met twice during Fiscal 2001. The Compensation Committee establishes the compensation policies of the Company and makes salary recommendations to the Board of Directors for all elected officers. It also recommends bonuses for officers and other senior executives.

The Nominating Committee, consisting of three directors, met once during Fiscal 2001. It recommends to the Board of Directors nominees for director to be proposed for election by the stockholders and also reviews the qualifications of, and recommends to the Board of Directors, candidates to fill Board of Director vacancies as they may occur during the year. The Nominating Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company for consideration by the Nominating Committee by October 31, 2002 for the next annual stockholders meeting. Guidelines regarding the qualifications of candidates for directors, insofar as they apply to non-employees, generally favor individuals who have managed relatively large, complex business, educational, or other organizations or who, in a professional or business capacity, are accustomed to dealing with complex business or financial problems.

Actions taken by any committee of the Board of Directors are reported to the Board of Directors, usually at its next meeting.

  There were fourteen Board of Directors meetings during Fiscal 2001. In Fiscal 2001, each director attended more than 75% of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the other named executive officers.

ANNUAL COMPENSATION
Name and				Other Annual
Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)

(a)	(b)	(c)	(d)	(e)
Don L. Collins	2001	396,150	90,000	--
Chairman	2000	395,417	150,000	--
	1999	369,583	75,000	--

Donald Lynn Collins	2001	351,750	130,000	--
President, Chief	2000	343,125	200,000	--
Executive Officer	1999	314,167	100,000	--

Terry L. Clark	2001	223,075	60,000	--
Executive Vice	2000	218,333	80,000	--
President, Operations	1999	198,333	40,000	--

Larry W. Sayre	2001	172,050	35,000	--
Vice President	2000	166,250	50,000	--
Finance & CFO	1999	149,375	25,000	--

Kent E. Tyler	2001	148,075	30,000	--
Vice President	2000	140,208	40,000	--
Marketing	1999	113,542	12,500	--

SUMMARY COMPENSATION TABLE - (CON'T)

LONG TERM COMPENSATIONS
Name and Principal Position	Year	Restricted Stock Awards ($) (1)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation ($)

		(f)	(g)	(h)	(i)
Don L. Collins	2001	52,500(2)	--	--	--
Chairman	2000	61,875(2)	--	--	--
	1999	142,500(2)	25,000	--	--

Donald Lynn Collins	2001	122,500(3)	--	--	--
President, Chief	2000	144,375(3)	--	--	--
Executive Officer	1999	332,500(3)	50,000	--	--

Terry L. Clark	2001	26,250(4)	--	--	--
Executive Vice	2000	30,938(4)	--	--	--
President, Operations	1999	71,250(4)	25,000	--	--

Larry W. Sayre	2001	17,500(5)	--	--	--
Vice President	2000	20,625(5)	--	--	--
Finance & CFO	1999	47,500(5)	15,000	--	--

Kent E. Tyler	2001	26,250(6)	--	--	--
Vice President	2000	30,938(6)	--	--	--
Marketing	1999	71,250(6)	25,000	--	--

(1)

Under the terms of the Company's Restricted Stock Award Agreements, the Restricted Stock fully vests three years after the date of the initial Award. Dividends are paid on Restricted Stock at the same rate as paid on all other outstanding shares of the Company's stock.

(2)	Aggregate value at October 31, 2001 amounted to $228,000 based on an aggregate total of 60,000 Restricted shares.

(3)	Aggregate value at October 31, 2001 amounted to $228,000 based on an aggregate total of 60,000 Restricted shares.

(4)	Aggregate value at October 31, 2001 amounted to $114,000 based on an aggregate total of 30,000 Restricted shares.

(5)	Aggregate value at October 31, 2001 amounted to $76,000 based on an aggregate total of 20,000 Restricted shares.

(6)	Aggregate value at October 31, 2001 amounted to $114,000 based on an aggregate total of 30,000 Restricted shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table provides information related to options exercised by the named executive officer during the 2001 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

			Number of Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

(a)	(b)	(c)	(d)	(e)
Don L. Collins	--	--	205,800/0	$0/0
Donald Lynn Collins	--	--	282,600/0	$0/0
Terry L. Clark	--	--	80,800/0	$0/0
Larry W. Sayre	--	--	55,000/0	$0/0
Kent E. Tyler	--	--	30,000/0	$0/0

Directors' Compensation

During Fiscal 2001, the Company paid each employee director $1,000 for each Board of Directors meeting attended, which amounts are included in the Summary Compensation Table. Outside directors received $1,600 for each Board of Directors meeting attended and $1,000 for each Board of Directors committee meeting attended. In addition, Mr. Peters, Mr. Gothard and Mr. Patterson each received Board of Directors retainer fees of $1,700 per month. Committee fees are not paid (i) to inside directors and (ii) to outside directors when such committee meetings are held on the same day as a Board of Directors meeting or in conjunction with a General Managers meeting.

Report of the Compensation Committee on Executive Compensation

The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers, stockholders and employees.

Executive Compensation Philosophy. The Compensation Committee of the Board of Directors makes compensation recommendations to the Board of Directors and is composed of three directors, two of whom are independent. Donald Lynn Collins serves on the Compensation Committee but abstains from decisions regarding his own compensation and the compensation of Don L. Collins. The goals of the Compensation Committee are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee considers several factors in establishing the executive compensation program of the Company, including both subjective and objective factors. Although profitability of the Company and market value of its Common Stock are considered in establishing the executive compensation program, neither of these factors are determinative. Rather, the Company's executive compensation program is based on the following principles:

The Company attempts to compensate competitively.

The Company is committed to providing a compensation program aimed at attracting and retaining highly qualified people, primarily from within the industry. To ensure that compensation is competitive, the Company periodically compares its compensation practices with those of competitors and other companies and sets its compensation parameters based on this review.

The Company compensates sustained performance.

Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is not determined strictly on the basis of designated criteria, but is evaluated on the basis of many factors including but not limited to earnings, revenues, product innovation, market share, strategic and business plan goals, the extent to which strategic and business plan goals are met and current industry conditions. Individual performance is evaluated by reviewing the executive officer's individual performance as well as the performance of that officer's functional area of responsibility.

The Company strives for fairness in the administration of compensation.

The Company attempts to apply its compensation philosophy uniformly. The Company strives to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at competing companies.

The Company's process of assessing executive performance is as follows:

1.	At the beginning of the annual performance cycle, objectives and key goals are set for the Company's executives.

2.	Each executive is given ongoing feedback on performance.

3.	At the end of the annual performance cycle, the Chief Executive Officer and the Compensation Committee evaluate each executive's accomplishment of objectives and attainment of key goals.

4.	The accomplishment of objectives and attainment of key goals affect decisions on salary increases and, if applicable, stock options.

Executive Compensation Vehicles. The Company utilizes the three components of its compensation program to attract and retain key executives, enabling it to improve its products, motivate technological innovation, foster teamwork and adequately reward executives, all with the goal of enhancing stockholder value. The annual cash-based compensation for executives consists of a base salary which reflects the respective executive's level of responsibility, breadth of knowledge and technical or professional skills and is subject to increases or decreases at the discretion of the Compensation Committee. Salaries are reviewed on an annual basis and may be changed at that time based on (i) information derived from the evaluation procedures described above, (ii) a determination that an individual's contributions to the Company have increased (or decreased), and (iii) changes in market conditions and competitive compensation levels.

From time to time the Company awards bonuses to executive officers upon attainment of certain Company financial and operational goals. These bonuses are set forth in the Compensation Table. From time to time the Company also makes available to directors and executive officers incentive bonuses pursuant to the Company's unwritten Executive Incentive Compensation Plan (the "Incentive Compensation Plan"). Under the Incentive Compensation Plan, the Company may award cash and/or restricted Common Stock to directors and executive officers of the Company. The Incentive Compensation Plan is administered by the Compensation Committee of the Board of Directors and is a discretionary plan based upon performance by the individual and the Company.

Long-term incentives are intended to be provided through the Company's 1997 Omnibus Incentive Plan which provides for granting (i) Stock Options, Restricted Stock Awards, Performance Shares, and/or Other Incentive Awards to employees of the Corporation and its Subsidiaries on the terms and subject to the conditions set forth in the Plan, and (ii) Director Options and Director Awards to Non-Employee Directors of the Company as approved by the Board. The Compensation Committee determines which executives will be eligible for incentives with the objective of aligning executives' long range interests with those of the stockholders by providing the executives with the opportunity to build a meaningful interest in the Company.

Compensation of the Chief Executive Officer. As with the other executive officers, the CEO's total compensation is based upon several factors, including both subjective and objective factors. For Fiscal 2001, the Compensation Committee compared the CEO's annual salary with the annual salaries of chief executive officers of competitors and other peer groups, pursuant to several published national studies (the "Studies"). The Compensation Committee authorized a 2.5% merit increase in the CEO's annual salary and determined the CEO's annual salary to be reasonable and appropriate in light of the comparison to the Studies. It is the policy of the Compensation Committee to authorize a bonus for the CEO upon the attainment of certain Company financial and operational goals. These bonuses are described above and set forth on the Summary Compensation Table.
Compensation Committee Members:	Arch G. Gothard, III
Donald Lynn Collins
William R. Patterson

Compensation Committee Interlocks and Insider Participation

During Fiscal 2001, the members of the Compensation Committee were primarily responsible for determining executive compensation. Messrs. Arch G. Gothard, III, William R. Patterson and Donald Lynn Collins comprised the Compensation Committee. Mr. Collins is currently the President and Chief Executive Officer of the Company.

 Report of the Audit Committee

The role of the Audit Committee is to assist the Board in monitoring the Company's auditing and financial reporting practices and related matters. Its specific responsibilities are set forth in the charter of the Audit Committee. Each member of the Audit Committee meets the independence and experience requirements of the National Association of Securities Dealers.

The Audit Committee reviewed and discussed with management the audited financial statements of the Company for fiscal year 2001. The Audit Committee also met with representatives of Arthur Andersen LLP, the Company's independent auditors, to discuss and review the results of the independent auditors' examination of the financial statements for the year ended October 31, 2001 and the matters required to be discussed by Statement on Auditing Standards 61.

In addition, the Audit Committee has received from Arthur Andersen LLP the written disclosures required to be delivered by Arthur Andersen LLP under Independence Standards Board Standard No. 1 addressing all relationships between the auditors and the Company that might bear on the auditors' independence. The Audit Committee has reviewed the materials received from Arthur Andersen LLP, has met with representatives of Arthur Andersen LLP to discuss the independence of the auditing firm, and has satisfied itself as to the auditors' independence.

Based upon the Audit Committee's review of the financial statements and its other reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2001.

AUDIT COMMITTEE
Arch G. Gothard, III
William R. Patterson
Don S. Peters

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal year ended October 31, 2001 by the Company's principal accounting firm, Arthur Andersen, LLP:

Audit Fees	$202,000
Financial Information systems Design and Implementation Fees	--
All Other Fees	$ 80,000

Other Fees include fees for tax consulting and other non-audit services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

STOCK PERFORMANCE

The following chart shows a five-year comparison of cumulative total stockholder returns for the Company's Common Stock during the five (5) fiscal years ended October 31, 2001 with the NASDAQ U.S. Index and an index of peer groups selected by the Company. The companies in the peer group are Champion Industries, Federal Signal, Thor Industries, Spartan Motors and Supreme Industries. The comparison assumes an investment of $100 on October 31, 1996 in each index and the Company's Common Stock and that all dividends were reinvested.
	Base Year 1996	1997	1998	1999	2000	2001

Collins	$100.0	$140.3	$ 79.3	$135.2	$ 85.1	$ 85.9
Peer Group	100.0	101.6	77.0	70.7	60.8	76.7
NASDAQ-US	100.0	131.6	147.2	248.8	280.7	141.1

PROPOSAL 2:

RATIFICATION BY STOCKHOLDERS OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to be the Company's auditors for the fiscal year ending October 31, 2002. Representatives of Arthur Andersen LLP, are expected to be present at the Annual Meeting and shall have the opportunity to make a statement and to respond to appropriate questions.

A vote of the majority of all shares present in person or by proxy and voting at the Annual Meeting is necessary for the ratification of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending October 31, 2002. If the appointment of Arthur Andersen LLP is not approved at the Annual Meeting, the Board of Directors will consider the selection of another accounting firm.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at the offices shown on the first page of the Proxy Statement on or before September 17, 2002, in order to be included in the proxy material proposed to be issued in connection with such meeting. The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the 2003 Annual Meeting of Stockholders is December 1, 2002. The Company may exercise its discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the 2003 Annual Meeting of Stockholders if notice concerning proposal of such matter is not received prior to December 1, 2002. It is suggested that stockholders submit any proposals by certified mail, return receipt requested.

OTHER MATTERS

Management is not aware of any matters to come before the Annual Meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter requiring stockholder action should properly come before the Annual Meeting or any adjournment thereof, those persons named as proxies on the enclosed proxy card will vote thereon according to their best judgment.

By order of the Board of Directors

Dated: January 15, 2002	/s/ Larry W. Sayre
Larry W. Sayre
Secretary

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes as indicated in this example

1. ELECTION OF DIRECTORS
Insert your vote for nominees
named below in the designated
spaces provided. Directors will be elected by cumulative voting. Vote the number of shares owned or controlled by you multiplied by two. This number of votes may be cast for any one nominee or may be distributed between nominees as you see fit. Stockholders may withhold authority to vote for any nominee by entering zero in the space following the nominee’s name.

	FOR both nominees listed to the left, cumulative votes to be divided equally between the nominees	WITHHOLD AUTHORITY for both nominees listed to left	2. Ratification of the appointment of Arthur Andersen LLP, independent certified public accountants, as auditors for the Company for the fiscal year ending October 31, 2002.	FOR	AGAINST	ABSTAIN

Nominees – 3 Year Term Votes 01 Don L. Collins ______ 02 Don S. Peters ______			3. In their discretion, the Proxies are further authorized to vote upon such other matters as may properly come before the meeting.

Note: The total number of the votes you cast in this election of directors should not exceed the number in the box on the reverse side of this page.			Note: These matters have been proposed by the Company and are not related to or conditioned upon the approval of other matters.
Please sign your name below and print your name exactly as
you signed it on the signature line on the following line. When shares are held by joint tenants each should sign. When
signing as attorney, executor, administrator, trustee or
guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by
authorized person.
Signature ___________________________________________________ Signature ________________________________________________ Date ____________________

...
^ FOLD AND DETACH HERE ^

Vote by Telephone or Mail 24 Hours a Day, 7 Days a Week Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Telephone 1-800-435-6710	OR	Mail
Use any touch-tone telephone to
vote your proxy. Have your proxy
card in hand when you call. You will
be prompted to enter your control
number, located in the box below,
and then follow the directions given.		Mark, sign and date your proxy card and return it in the enclosed postage- paid envelope.

If you vote your proxy by telephone,
you do NOT need to mail back your proxy card.

COLLINS INDUSTRIES, INC.
15 Compound Drive, Hutchinson, Kansas 67502-4349

The undersigned hereby appoints William R. Patterson and Arch G. Gothard, III, and each of them, as proxies (the “Proxies”), with full power of substitution, and hereby authorizes them to represent and to vote in the order named, as designated on the reverse side all the shares of common stock of Collins Industries, Inc. (the “Company”), held of record by the undersigned as of December 31, 2001, at the Annual Meeting of Stockholders to be held on February 22, 2002, and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AND IN FAVOR OF PROPOSAL 2. AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY SHALL CONFER DISCRETIONARY AUTHORITY UPON THE PROXIES TO VOTE ON SUCH MATTERS IN THEIR BEST JUDGMENT.

The ballots cast by stockholders will be voted as marked at the Annual Meeting on February 22, 2002, if received by the date of the meeting.

Upon attendance at the Annual Meeting by the Stockholder voting herein, this Proxy will be returned if requested, so that the Stockholder may vote in person.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS WHICH ENCOURAGES EACH STOCKHOLDER OF RECORD TO VOTE.

(Continued and to be voted, signed and dated on reverse side.)

....................................................................................................................................................................................................
^ FOLD AND DETACH HERE ^

CALCULATION OF NUMBER OF VOTES YOU MAY CAST
IN THE ELECTION OF DIRECTORS

Fill in the number of shares you own:

Multiply by 2:	X2

Total votes:

The number in the box is the total number of votes you may cast in the election of directors. You may cast some or all of these votes for one nominee or the other, or you may divide the total in any manner between the nominees. The total number of votes you may cast must be less than or equal to the number in the box, but it cannot exceed the number in the box.

YOUR VOTE IS IMPORTANT!

You can vote in one of two ways:

  Call toll-free 1-800-435-6710 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

  Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE